Exhibit 99.3

PBF Logistics LP Announces Exercise of Option to purchase Additional Units

PARSIPPANY, NJ – March 31, 2016 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) announced today that the underwriter of its previously announced registered underwritten public offering of 2,500,000 common units representing limited partner interests has exercised in full its option to purchase an additional 375,000 common units. Total gross proceeds (before underwriter’s discounts and commissions) for the full 2,875,000 common units will be approximately $53 million. The offering is expected to close on April 5, 2016, subject to customary closing conditions.

The Partnership expects to use the net proceeds from this offering, including from the exercise in full of its option to purchase additional units, to fund a portion of the purchase price for the previously announced acquisition of four refined product terminals located in the greater Philadelphia region from an affiliate of Plains All American Pipeline, L.P. for total cash consideration of $100.0 million, and, pending such use, to reduce indebtedness outstanding under its revolving credit facility and for general partnership purposes. The closing of the acquisition is not conditioned on the closing of the offering, and the offering is not conditioned on the closing of the acquisition.

UBS Securities LLC is the underwriter of the offering. The offering of these securities is being made by means of a prospectus supplement and the accompanying prospectus only, copies of which may be obtained, when available, from UBS Investment Bank, Attn: Prospectus Dept., 1285 Avenue of the Americas, New York, NY 10019, Phone: (888) 827-7275.

These documents may also be obtained free of charge when they are available from the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering will be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement on Forward-Looking Statements

This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the offering not closing, the securities markets generally, the impact of adverse market conditions impacting the Partnership’s logistics and other assets, the Partnership’s plans for financing the proposed acquisition, the conditions to the closing of the proposed acquisition and the possibility that the proposed acquisition will not close, and other risks inherent in the Partnership’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see the Partnership’s filings with the SEC including its most recent Annual Report on Form 10-K. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP

PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy (NYSE:PBF) to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

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Contacts:

For PBF Logistics LP

Investors:

Colin Murray, 973-455-7578

ir@pbfenergy.com

or

Media:

Michael C. Karlovich, 973-455-8994

mediarelations@pbfenergy.com